SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2015

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14905	47-0813844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Farnam Street, Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(402) 346-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Berkshire Hathaway Inc. (“Berkshire”) and Precision Castparts Corp. (“PCC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on August 8, 2015. Subject to the terms and conditions set forth in the Merger Agreement, Berkshire Hathaway has agreed to acquire all of the outstanding shares of PCC’s common stock for $235 per share in cash. The transaction is valued at approximately $37.2 billion, including the assumption of outstanding PCC net debt. The Merger Agreement was filed by PCC on Form 8-K today and is incorporated herein by reference.

Berkshire and PCC have issued a joint press release announcing the Merger Agreement, which was filed by PCC on Form 8-K today (SEC File No. 001-10348; Film No. 151039181) and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated August 8, 2015, by and among Berkshire, NW Merger Sub Inc., and PCC (incorporated by reference to Exhibit 2.1 to PCC’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on August 10, 2015).

99.1	Joint Press Release issued by Berkshire and PCC dated August 10, 2015 (incorporated by reference to Exhibit 99.1 to PCC’s Current Report on Form 8-K, filed with SEC on August 10, 2015 (SEC File No. 001-10348; Film No. 151039181)).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY INC.

Date: August 10, 2015	By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Agreement and Plan of Merger, dated August 8, 2015, by and among Berkshire, NW Merger Sub Inc., and PCC (incorporated by reference to Exhibit 2.1 to PCC’s Current Report on Form 8-K, filed with the SEC on August 10, 2015).

99.1	Joint Press Release issued by Berkshire and PCC dated August 10, 2015 (incorporated by reference to Exhibit 99.1 to PCC’s Current Report on Form 8-K, filed with the SEC on August 10, 2015 (SEC File No. 001-10348; Film No. 151039181)).